UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2015

NorthStar Realty Europe Corp.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-37597 (Commission File Number)	32-0468861 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As contemplated and originally disclosed in connection with the spin-off of NorthStar Realty Europe Corp. (the “Company”) from NorthStar Realty Finance Corp., the board of directors (the “Board”) of the Company appointed Scott A. Berry as Chief Financial Officer and Treasurer of the Company, effective December 7, 2015. Concurrently with Mr. Berry’s appointment, and as previously announced, Debra A. Hess will cease serving as Interim Chief Financial Officer and Treasurer of the Company.

Mr. Berry previously served as the co-chief financial officer of Eurocastle Investment Limited, a publicly traded closed-ended investment firm that is managed by Fortress Investment Group, which he joined in September 2011. Mr. Berry also served on the audit committee, management boards and transaction approval panel of Eurocastle Investment Limited. Prior to his employment with Eurocastle Investment Limited, he served as the financial controller for CBS Outdoor Limited from November 2007 until September 2011 and served on its operating board and deal board. Mr. Berry held management positions in finance at Airwave Solutions Limited from August 2006 to November 2007 and Ford Motor Car Company Limited from March 2006 to August 2006. Mr. Berry qualified as a chartered accountant with Deloitte Touche Tohmatsu Limited (Deloitte) in 2003 and is registered with the South African Institute of Chartered Accountants. He holds a Bachelor of Commerce and a Bachelor of Accounting from the University of the Witwatersrand, South Africa.

The Company’s officers are not employees of the Company and do not receive direct cash compensation for services rendered to the Company. Rather, they are employees of the Company’s manager, NorthStar Asset Management Group Inc. and its affiliates (“NSAM”) and are compensated by NSAM for their services to the Company. The Company compensates NSAM for its services and reimburses NSAM for certain general and administrative costs as well as equity based compensation pursuant to the terms of the Company’s management agreement with NSAM. Mr. Berry does not otherwise have any direct or indirect material interests in any transaction with the Company or in any currently proposed transaction to which the Company is a party. There is no arrangement or understanding between Mr. Berry and any other person pursuant to which Mr. Berry was appointed Chief Financial Officer or Treasurer of the Company and there are no family relationships between Mr. Berry and any director or executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Europe Corp. (Registrant)

Date: December 7, 2015	By:	/s/ Trevor K. Ross
Trevor K. Ross General Counsel and Secretary